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                                                                  EXHIBIT 15.1


February 14, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:


We are aware that Triton Energy Corporation has included our reports dated
May 2, 1995, August 1, 1995 and October 31, 1995 included in Triton Energy Corporation's quarterly report on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively, (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statement on Form S-4 to be filed on or about February 14, 1996. In addition, we are aware that Triton Energy Corporation has included our report dated February 14, 1996 on the pro forma consolidated condensed balance sheet as of September 30, 1995 and the pro forma consolidated condensed statement of operations for the nine month period then ended for Triton Energy Corporation dated February 13, 1996 and our report dated February 14, 1996 on the pro forma consolidated condensed balance sheet as of September 30, 1995 for Triton Energy Limited in the same Registration Statement on Form S-4. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Dallas, Texas